UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 11, 2008

EROOMSYSTEM TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA	000-31037	87-0540713
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1072 Madison Ave., Lakewood, NJ 08701

(Address of principal executive offices)

Registrant's telephone number, including area code: (732) 730-0116

Not Applicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 Financial Information

Item 2.01	Completion of Acquisition or Disposition of Assets

On November 11, 2008, eRoomSystem Technologies, Inc. (the “Company”) entered into an Exclusive License Agreement (the “License”) with Acacia Patent Acquisition LLC (“APAC”), a Delaware limited liability company. Pursuant to the terms of the License, the Company will grant APAC worldwide exclusive rights to its U.S. Patent No. 4939352, U.S. Patent No. 4883948 and U.S. Patent No. 4857714, and all related patent applications, foreign patents and foreign patent applications (the “Patents”). In consideration for such grant, APAC agreed to pay the Company a continuing royalty of 50% of all amounts received by APAC less costs.

The effective on the date of the grant will occur after, among others, APAC has conducted its due diligence investigation of the Patents during the investigation period, which is a period of up to sixty days following the date of the License. During the investigation period, the Company has agreed not to discuss, negotiate or pursue with any third parties any offers or proposals with respect to or otherwise relating to the Patents.

Section 9 - Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

Exhibits

10.84	Exclusive License Agreement, dated November 11, 2008 between eRoomSystem Technologies, Inc. and Acacia Patent Acquisition LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eRoomSystem Technologies, Inc.
(Registrant)

Date: November 14, 2008

	By:	/s/ David A. Gestetner
	Name:	David A. Gestetner
	Title:	President, Chief Executive Officer, Secretary, and Chairman of the Board (Principal Executive, Financial, and Accounting Officer)